UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

MAXAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following letter was sent to employees of Maxar Technologies Inc. on February 15, 2023:

Team,

I want to provide you with an important update regarding our transaction with Advent International. This morning, we announced the expiration of the “go-shop” period. As you may recall, the “go-shop” period was the 60-day period following the signing of the definitive merger agreement during which our Board of Directors and its advisors engaged with and actively solicited alternative transaction proposals from other third parties who may be interested in acquiring Maxar. In short, this was a way to confirm that the proposed transaction with Advent maximizes value for Maxar stockholders. For more information, please read the press release we issued this morning.

With the conclusion of the “go-shop” process, we are excited to move into a new phase of planning, where Maxar and Advent can jointly prepare go-forward plans to ensure a smooth and successful transition upon closing, which remains on track for mid-2023.

While the completion of the “go-shop” period is an important milestone, there are still a number of customary conditions and approvals needed before the transaction officially closes. Those include receiving approval from Maxar’s stockholders as well as certain regulatory approvals. I am pleased to report this process is going well, and we received U.S. antitrust clearance pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 at the end of January.

For now, Maxar remains a public company and we should continue to focus on business as usual. We will continue to keep you updated as appropriate, and that now includes providing any additional information on our post-closing plans with Advent. As we move forward in this process, I want to thank each one of you for all for your hard work and dedication. I, and the leadership team, truly appreciate all you do.

At a time when our mission has never been more important, we are confident that this transaction will allow us to accelerate our ability to deliver mission-critical technology and solutions to customers over the near and long-term. Again, thank you for all you do to make Maxar a success.

V/r

Dan

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Maxar. In connection with the proposed transaction, Maxar has filed a preliminary proxy statement on Schedule 14A on January 31, 2023 with the U.S. Securities and Exchange Commission (the “SEC”). Promptly after filing its definitive proxy statement with the SEC, Maxar intends to mail the definitive proxy statement (the “Proxy Statement”) and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that Maxar may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAXAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Maxar’s investor relations website, https://investor.maxar.com/overview/default.aspx.

Participants in the Solicitation

Maxar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Maxar’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Maxar and their ownership of Maxar’s common stock is set forth in the definitive proxy statement for Maxar’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2022, or its Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents filed by Maxar with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements concerning general economic conditions, our financial condition, including our anticipated revenues, earnings, cash flows or other aspects of our operations or operating results, and our expectations or beliefs concerning future events; and any statements using words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” or similar expressions, including the negative thereof, are forward-looking statements that involve certain factors, risks and uncertainties that could cause Maxar’s actual results to differ materially from those anticipated. Such factors, risks and uncertainties include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; (2) the failure to obtain approval of the proposed transaction from Maxar’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from Maxar’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of Maxar to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of Maxar to meet expectations regarding the timing and completion of the transaction; (7) the impacts resulting from the conflict in Ukraine or related geopolitical tensions; (8) the impacts of the global COVID-19 pandemic or any other pandemics, epidemics or infectious disease outbreaks; (9) Maxar’s ability to generate a sustainable order rate for the satellite and space manufacturing operations and develop new technologies to meet the needs of its customers or potential new customers; (10) the impacts of any changes to the policies, priorities, regulations, mandates and funding levels of governmental entities; (11) the impacts if Maxar’s programs fail to meet contractual requirements or its products contain defects or fail to operate in the expected manner; (12) any significant disruption in or unauthorized access to Maxar’s computer systems or those of third parties that it utilizes in its operations, including those relating to cybersecurity or arising from cyber-attacks, and security threats could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property; (13) satellites are subject to construction and launch delays, launch failures, damage or destruction during launch; (14) if Maxar satellites fail to operate as intended; (15) the impacts of any loss of, or damage to, a satellite and any failure to obtain data or alternate sources of data for Maxar’s products; (16) any interruption or failure of Maxar’s infrastructure or national infrastructure; (17) Maxar’s business with various governmental entities is concentrated in a small number of primary contracts; (18) Maxar operates in highly competitive industries and in various jurisdictions across the world; (19) uncertain global macro-economic and political conditions; (20) Maxar is a party to legal proceedings, investigations and other claims or disputes, which are costly to defend and, if determined adversely to it, could require it to pay fines or damages, undertake remedial measures or prevent it from taking certain actions; (21) Maxar’s ability to attract, train and retain employees; (22) any disruptions in U.S. government operations and funding; (23) any changes in U.S. government policy regarding use of commercial data or space infrastructure providers, or material delay or cancellation of certain U.S. government programs; (24) Maxar’s business involves significant risks and uncertainties that may not be covered by insurance; (25) Maxar often relies on a single vendor or a limited number of vendors to provide certain key products or services; (26) any disruptions in the supply of key raw materials or components and any difficulties in the supplier qualification process, as well as any increases in prices of raw materials; (27) any changes in Maxar’s accounting estimates and assumptions; (28) Maxar may be required to recognize impairment charges; (29) Maxar’s business is capital intensive, and it may not be able to raise adequate capital to finance its business strategies, including funding future satellites, or to refinance or renew its debt financing arrangements, or it may be able to do so only on terms that significantly restrict its ability to operate its business; (30) Maxar’s ability to obtain additional debt or equity financing or government grants to finance operating working capital requirements and growth initiatives may be limited or difficult to obtain; (31) Maxar’s indebtedness and other contractual obligations; (32) Maxar’s current financing arrangements contain certain restrictive covenants that impact its future operating and financial flexibility; (33) Maxar’s actual operating results may differ significantly from its guidance; (34) Maxar could be adversely impacted by actions of activist stockholders; (35) the price of Maxar’s common stock has been volatile and may fluctuate substantially; (36) Maxar’s operations in the U.S. government market are subject to significant regulatory risk; (37) failure to comply with the requirements of the National Industrial Security Program Operating Manual could result in interruption, delay or suspension of Maxar’s ability to provide its products and services, and could result in loss of current and future business with the U.S. government; (38) Maxar’s business is subject to various regulatory risks; (39) any changes in tax law, in Maxar’s tax rates or in exposure to additional income tax liabilities or assessments; (40) Maxar’s ability to use its U.S. federal and state net operating loss carryforwards and certain other tax attributes may be limited; (41) Maxar’s operations are subject to governmental law and regulations relating to environmental matters, which may expose it to significant costs and liabilities; and (42) the other risks listed from time to time in Maxar’s filings with the SEC.

For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Maxar’s Annual Report on Form 10-K for the year ended December 31, 2021 and to other documents filed by Maxar with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Maxar is providing the information in this communication as of this date and assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.